Exhibit 10.3

INNOFONE.com, Inc.
3470 Olney Laytonsville Road, Suite 118
Olney, Maryland  20832

Board Resolution

Be it resolved that the Board held a special meeting and notice was waived.

Be it resolved that the Board approves the appointment of Peter Maddocks as temporary Director and Chairman of the Board until either Mr. Richardson and the present Board resign or the delivery of audit and consummation of the proposed transaction with IPv6 Summit, Inc.

Approved this date: August 8, 2005

/s/ Frederic Richardson

Frederic Richardson, President